EXHIBIT 10.26

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FIRST AMENDMENT TO LICENSE AGREEMENT

This FIRST AMENDMENT (“First Amendment”) is made and entered into as of September 15, 2006 (“First Amendment Effective Date”)

BETWEEN:

(1)	Elan Pharma International Limited, a company incorporated under the laws of Ireland, and having its registered office at Monksland, Athlone, County Westmeath, Ireland (“EPIL”); and

(2)	MAP Pharmaceuticals, Inc., a company incorporated under the laws of Delaware, having its principal place of business at 2400 Bayshore Parkway, Suite 200, Mountain View, CA 94043, USA (“MAP”).

RECITALS:

WHEREAS, EPIL and MAP entered into a License Agreement on February 3, 2005 (the “Agreement”) whereby EPIL granted to MAP an exclusive sublicensable license to EPIL Intellectual Property for the sole purpose of, and only to the extent necessary for, using, marketing, distributing, selling, having sold, offering for sale, importing and exporting the Product in the Field in the Territory;

WHEREAS, the Agreement required MAP to pay certain non-refundable one-time milestone payments to EPIL upon the achievement of certain events as set forth in Clause 5.1 of the Agreement;

WHEREAS, on January 1, 2006 the registered office of EPIL changed from WIL House, Shannon Business Park, Shannon, County Clare, Ireland to Monksland, Athlone, County Westmeath, Ireland;

WHEREAS, EPIL and MAP now desire to amend the Agreement as set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EPIL and MAP hereby agree as follows:

1.      Clause 5.1.0.2 shall be deleted in its entirety.

2.      Clause 5.1.0.3 shall be deleted in its entirety and replaced with the following which shall become Clause 5.1.0.2 (with corresponding numbering changes to the subsequent clauses of Clause 5.1.0):

a milestone payment of [ * ] upon the dosing of the first patient in a Phase II clinical trial of the Product;

3.      Clause 5.1.4 shall be deleted in its entirety and replaced with the following:

Each of the license milestone payments as set forth in this Clause 5.1 which are payable by MAP to EPIL hereunder, shall be paid by MAP to EPIL [ * ] milestone, with the exception of the license milestone payment payable under Clause 5.1.0.2 which shall be paid by MAP to EPIL [ * ] milestone [ * ]

4.      EPIL’s notice details in 10.13 of the Agreement shall be deleted and substituted as follows:

Elan Pharma International Limited

Monksland

Athlone

County Westmeath

Ireland

Attention:   [ * ]

                    [ * ]

Fax:             [ * ]

4.      All other terms and conditions of the Agreement remain unchanged and continue to be in full force and effect.

5.      Capitalized terms not defined in this First Amendment shall have the meaning as set forth in the Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF EPIL and MAP have caused this First Amendment to be executed by their duly authorized representatives as of the First Amendment Effective Date.

ELAN PHARMA INTERNATIONAL LIMITED

By:	/s/ Paul V. Breen

Title:	President and Chief Operating Officer

Date:	18th September 2006

MAP PHARMACEUTICALS, INC.

By:	/s/ Timothy S. Nelson

Title:	President and CEO

Date:	September 15, 2006

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[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.